Exhibit 10.3
                                                  CONFORMED COPY

                        NORTEK, INC.

           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                  TABLE OF CONTENTS
                                                  Page

ARTICLE I - Introduction                            1

ARTICLE II - Definitions                            2

ARTICLE III - Participation and Vesting             5

ARTICLE IV - Source of Benefit Payment              7

ARTICLE V - Retirement Benefits                     9

ARTICLE VI - Qualified Termination                 12

ARTICLE VII -Administration                        15

ARTICLE VIII - Amendment and Termination           17

ARTICLE IX - Miscellaneous                         18

Schedule A                                         22

Schedule B                                         24

Schedule C                                         25

Schedule D                                         26





                     ARTICLE I. INTRODUCTION



      1.1   Purpose of Plan. The purpose of this Plan is to promote loyalty,

to attract new employees and to encourage employees to make and continue careers with the Company and its subsidiaries by supplementing their retirement benefits, thereby giving them assurance of retirement security and promoting their continued loyalty to the Company.

       1.2   Status. The Plan is intended to be a plan that is unfunded and is maintained by the Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3)

and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA),

and shall be interpreted and administered accordingly.

       1.3   Authorization. The Plan was approved by the Board of Directors on November 16,1995 to be effective January 1,1996.


 ARTICLE II. DEFINITIONS

       Unless otherwise defined, any capitalized word, phrase or term used in this Plan has the meaning given to it in the Basic Plan. However, the following terms have the following meanings unless a different meaning is clearly required by the context:

       2.1   "Administrator" means the person designated by the Board

to administer the Plan pursuant to Article VII.

       2.2 "Average Compensation" means a Participant's average annual total compensation from all Employers during his five consecutive calendar years as an Employee in which such compensation was greatest. For this purpose,

"Compensation" shall mean the Participant's taxable compensation as reported on Form W2.

       2.3   "Basic Plan" means the Nortek, Inc. Retirement Plan, or any other defined benefit pension plan of the Company or a Participating Employer in which the Employee is a Participant, as amended and in effect from time to time. Reference to any provision of the Basic Plan includes reference to any comparable or successor provisions of the Basic Plan, as amended from time to time.

       2.4   "Basic Plan Benefit" means the Participant's monthly benefit under the Basic Plan, as a benefit commencing at Normal Retirement Date,

and which is in the form of a joint and 50% survivor annuity in the case of a married Employee or a single life annuity in the case of an unmarried

Employee.

       2.5   "Board" means the Board of Directors of the Company.

       2.6   "Change of Control" is defined in Schedule A.

       2.7   "Company" means Nortek, Inc.

       2.8   "Disability" has the meaning given it in the Company's long-term disability plan in effect at the time of such determination. A Participant's employment shall be deemed terminated for Disability when the Participant is entitled to receive long-term disability compensation under such plan.

If no long-term disability plan is in effect at the time of determination,

an Employee will be disabled if the employee is limited from performing the material and substantial duties of the Employee's regular occupation due to sickness or injury and as a result of which the Employee suffers a loss of 20% or more of his or her monthly salary from the Employer.

       2.9   "Effective Date" means January 1,1996.

       2.10  "Employee" means an individual employed by an Employer.

       2.11  "Employer" means the Company and all Participating Employers.

       2.12  "Normal Retirement Age" means age 65.

       2.13  "Normal Retirement Benefit" means the benefit referred to in

Section 5.1 hereof.

       2.14  "Normal Retirement Date" means the first day of the month coinciding with or next following the Employee's sixtyfifth birthday.

       2.15  "Participating Employer" means a Subsidiary other than the

Company that employs one or more Employees designated by the Board to participate in the Plan.

       2.16  "Participant" means any Employee selected to participate in the

Plan in accordance with Section 3.1.

       2.17  "Plan" means this Nortek, Inc. Supplemental Executive Retirement

Plan as set forth herein and in all subsequent amendments hereto.

       2.18  "Spouse" means an individual who is the legally married husband or wife of the Participant.

       2.19  "Subsidiary" means any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or, in the case of any entity which is not a corporation, the members of the appropriate governing board or other group is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the

Company or a combination thereof.

       2.20  "Years of Service" means Years of Service for purposes of benefit accrual as defined in the Nortek, Inc. Retirement Plan (as in effect on December 31, 1995).


             ARTICLE Ill. PARTICIPATION AND VESTING

       3.1   Selection of Participants. The Board will select from time to time those Employees who will be Participants in the Plan and the Applicable

Percentage of participation. The employees set forth in the attached

Schedules B and C will become participants on the Effective Date. If and when additional Participants are named by the Board, they will be added to the appropriate Schedule and will become Participants at that time.

       3.2   Vesting.

       (a)Except as provided in paragraph (b) and in Section 6, a Participant will be vested and entitled to receive benefits under this Plan only if he is

(i) an Employee listed on Schedule B, or (ii) an Employee listed on Schedule C who either has accumulated 10 Years of Service or continues to be an Employee until November 16, 2000 in the case of Employee who becomes a Participant on the Effective Date; or in the case of any other Employee, continues to be an

Employee for five full years following the date he became a Participant. A

Participant who ceases to be an Employee without becoming vested will forfeit all rights under the Plan.

       (b) A Participant who ceases to be an Employee because of death or

Disability before satisfying the requirements of paragraph (a) shall become vested immediately and entitled to receive benefits subject to the other provisions of the Plan.

       (c) If an Employee listed on Schedule C is designated as a Participant under Schedule B after he has become vested under Schedule C, but before he would be vested under Schedule B, and the Employee ceases to be an Employee without becoming vested in his benefit under Schedule B, the Employee shall not forfeit his rights to his benefit under Schedule C.


       ARTICLE IV. SOURCE OF BENEFIT PAYMENTS

       4.1   Obligations of Employers. The Company and Participating

Employers will establish on their books liabilities for obligations to pay benefits under the Plan. With respect to all benefits payable under the Plan,

each Participant (or other person entitled to receive benefits with respect to a Participant) will be an unsecured general creditor of the Company and of any Participating Employer by which the Participant has been employed.

Payments with respect to a Participant who has been an Employee of both the

Company and a Participating Employer will be allocated between the Company and such Participating Employer in proportion to service with each.

       4.2   Guarantees. Because the services rendered by Employees of the

Company benefit all the Subsidiaries, each Subsidiary shall jointly and severally guarantee the payment of the benefits under the Plan to such

Employees.

       4.3   No Funding Required. The Company shall establish a trust of which it is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended (a "rabbi trust"). The

Company and Participating Employers shall from time to time deposit funds with the trustee to provide a sound long-term funding program. In the event of a Change of Control, the Company shall immediately deposit funds with the trustee of the trust equal to the difference between the then present value of all accrued benefits provided under the Plan (computed on the basis of the actuarial assumptions stated in Schedule D hereto and taking into account the benefits that become vested or payable in the event of a Change of Control) and the then fair market value of the assets of the Trust and shall thereafter make annual additional deposits with the trustee to reflect increases in the accrued benefits.

       4.4   No Claim to Specific Assets. Nothing in the Plan will be

construed to give any individual rights to any specific assets of the

Company, or any other Employer, person or entity.


                 ARTICLE V. RETIREMENT BENEFITS


       5.1   Normal Retirement Benefit.

       (a) Subject to Section 5.2, the Normal Retirement Benefit payable under the Plan to a Participant will be a monthly benefit equal to onetwelfth of (i) the Applicable Percentage of the Participant's Average Compensation

minus (ii) the participant's Basic Plan Benefit, both determined as of the

Participant's Normal Retirement Date.  For this purpose, the Applicable

Percentage for a Participant listed on Schedule B or Schedule C as the case may be.

       (b) Subject to Section 5.2, the Participant's Normal Retirement

Benefit will commence at his Normal Retirement Date (or such later date on which the Participant actually retires) and continue for his lifetime.

       5.2   Early Commencement of Benefits. A vested Participant who ceases to be an Employee before Normal Retirement Age because of retirement may thereafter, with the consent of the Board (which shall not be unreasonably withheld), elect to have his retirement benefit under the Plan commence any time after the attainment of age 55 (but not later than the Participant's Normal

Retirement Date). If a Participant elects to have his retirement benefit commence before his Normal Retirement Date, the retirement benefit payable to him will be reduced using the factors set forth in Schedule D. The reduction factors shall be applied to the net benefit that would be payable at Normal

Retirement Date after the offset for the Basic Plan Benefit.

       5.3   Death Benefits. Except as otherwise provided in this paragraph,

no death benefits will be payable to anyone following the death of the

Participant.

             a) Post Retirement. If a Participant for whom retirement

benefits have commenced under this Plan dies leaving a surviving Spouse who was married to the Participant at the time benefits commenced, the surviving

Spouse will thereafter be paid for the lifetime of the surviving Spouse a monthly retirement benefit equal to 50% of the benefit being received by the

Participant at the date of his death.

             b) Pre-Retirement. If a vested Participant, former Employee with a vested benefit or a disabled Employee receiving a disability benefit under

Section 5.4 for whom retirement benefits have not commenced dies leaving a surviving Spouse, the surviving Spouse shall be entitled to a monthly retirement benefit equal to 50% of the retirement benefit that would have been payable to the Participant under Section 5.1 as reduced below. The surviving Spouse may elect to have her benefit commence at any time after what would have been the Participant's 55th birthday (but not later than the

Participant's Normal Retirement Date). If an election is made to have the benefit commence prior to the Participant's Normal Retirement Date, such benefit shall be reduced using factors set forth in Schedule D. The reduction factors shall be applied to 50% of the benefit that would have been payable to the Participant at his Normal Retirement Date prior to the offset for the

Basic Plan Benefit. The resulting reduced benefit is then offset by the surviving spouse benefit payable on the same date under the Basic Plan.

       5.4   Disability Benefit. A vested Participant who ceases to be an

Employee before Normal Retirement Age because of Disability shall receive a monthly disability benefit equal to the excess of (a) the monthly benefit under Section 5.1 over (b) the monthly benefit being paid to the Participant under the Company's long-term disability plan. The monthly disability benefit under this Plan shall commence with the commencement of benefit under the long term disability plan (or on the first day of the month which is six months after the date of disability if there is no long term disability plan in effect on the date of disability) and shall cease upon the earlier of (i)

the date the Participant returns to work, (ii) the date benefits commence under Section 5.2 above, (iii) the Participant's Normal Retirement Date, or

(iv) the Participant's death. The payment of a Disability benefit under this

Plan shall not make the Participant or the Participant's surviving Spouse ineligible for or otherwise reduce any other benefit payable to either under this Plan.

       5.5   Other Benefits. The benefit with respect to a vested Participant who ceases to be an Employee for any reason other than retirement with consent of the Company, Disability or death may not commence prior to his

Normal Retirement Date.



         ARTICLE VI. QUALIFIED TERMINATIONS

       6.1   Vesting and Commencement of Benefits. In the event of a "Change of Control", a Participant shall, notwithstanding any other provision of the

Plan,immediately become fully vested in his retirement benefits as described in Section 5.1, and in the event of a "Qualified Termination", payment of such benefits shall commence immediately without reduction under Section 5.2.

   6.2   "Qualified Termination." Qualified Termination means termination of the Participant's status as an Employee within 24 months following a Change of

Control (a) by the Company, or (b) by the Participant for any of the

following reasons:

   (i) without Participant's express written consent, assignment of

       Participant to any duties inconsistent with his position, duties and responsibilities and status with Company immediately prior to a Change in Control; or

  (ii) a reduction by the Company in Participant's base salary as in effect immediately prior to a Change in Control;

 (iii) failure by the Company to continue any bonus in which a Participant participated immediately prior to a Change in Control in an amount at least equal to: (a) the amount of the average bonus paid to the

       Participant for the three calendar years prior to the Change of

       Control, multiplied by (b) a fraction which is the Company's pre-tax earnings for any calendar year after the Change of Control over the Company's average pre-tax earnings for the three calendar years immediately prior to the Change in Control; or

 (iv)  without Participant's express written consent, the Company's requiring

       Participant to be based anywhere other than within 25 miles of his office location immediately prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations immediately prior to a

      Change in Control; or

 (v)  the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health-and-accident plan or disability plan in which Participant is participating at the time of a Change in Control (or plans providing Participant with substantially similar benefits), or the taking of any action by the Company which would adversely affect Participant's participation or materially reduce his benefits under any such plans; or

 (vi) the taking of any action by the Company which would deprive Participant of any material fringe benefit enjoyed by him at the time of the Change in Control, or the failure by the Company to provide him with the number of paid vacation days to which he is then entitled in accordance with the Company's normal vacation policy in effect immediately prior to a Change in Control; or

(vii) the failure by the Company to obtain the written agreement to perform the Company's obligations under this Plan by any successor of the Company.

   6.3 Reduced Payment in the Event of Excise Tax. Notwithstanding the

foregoing, all payments to which Employee would be entitled under this Section

6 shall be reduced to the extent necessary so that he shall not be liable for the federal excise tax levied on certain "excess parachute payments" under

Section 4999 of the Internal Revenue Code.

   6.4  Reduced Payment in the Event of Increases in Basic Plan Benefit. In

the event a Participant's Basic Plan Benefit increases after retirement as a result of an increase in the maximum permissible benefit under Section 415 of the Code, the Participant's benefit shall be recalculated prospectively to reflect the increase.



            ARTICLE VII. ADMINISTRATION


       The Plan will be administered by the person designated by the Board to administer the Plan (the "Administrator"), but the Board will have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes that may arise in connection with the

Plan. The Board may establish its own operative and administrative rules and procedures in connection with the Plan, provided such procedures are consistent with the requirements of Section 503 of ERISA and the regulations thereunder. All interpretations, decisions and determinations made by the

Board will be binding on all persons concerned.

       The Board in its sole discretion may delegate certain of its duties and responsibilities to the Administrator or to an appropriate Employee or

Employees. For purposes of the Plan, any action taken by the Administrator or a delegee Employee pursuant to such delegation will be considered to have been taken by the Board. The Company agrees to indemnify and to defend to the fullest possible extent permitted by law any delegee of the Board (including any person who formerly served as a delegee) against all liabilities,

damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

       All expenses incurred in the creation or administration of this Plan shall be paid by the Company.




        ARTICLE VIII. AMENDMENT OR TERMINATION OF PLAN

The Company hopes and expects to continue the Plan in effect, but the Board necessarily reserves the right to amend the Plan at any time, and from time to time, or to terminate the Plan, provided that such amendment or termination shall not reduce the accrued benefit of any Participant (whether vested or non- vested). Any amendment or termination shall be stated in an instrument in writing and signed by a duly authorized representative of the

Board.



              ARTICLE IX. MISCELLANEOUS

       9.1   No Assignment or Alienation. None of the benefits, payments,

proceeds or claims of any person under this Plan shall be subject to any claim of any creditor, spouse or former spouse of the person or to attachment or garnishment or other legal process by any such creditor, spouse or former spouse; nor shall any person have any right to alienate, anticipate, commute,

pledge, encumber or assign any of the benefits, payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

       9.2   Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving any individual any legal or equitable right against the Company,

except for those rights explicitly provided for in the Plan.

       9.3   Forfeiture of Benefits. A Participant shall forfeit all rights or benefits remaining to him under the Plan if his employment is terminated on account of, or he is convicted of, or confesses to, or permits a plea of nolo contendere to be entered with respect to, a criminal act of fraud,

misappropriation, embezzlement, or the like, which is a felony and involves property of the Company or a Subsidiary.

       9.4   Governing Law. The Plan will be construed, administered, and governed under the laws of the State of Delaware, to the extent not preempted by federal law.

        9.5   Severability. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.




     IN WITNESS WHEREOF, the Company and the undersigned subsidiaries have caused this Plan to be executed by their duly authorized officers this 1st day of July, 1997.

                                NORTEK, INC.
                                By: /s/ Richard L.Bready
                                    Chairman and Chief Executive Officer



     The following subsidiaries of Nortek, Inc. hereby jointly and severally guarantee the prompt performance of all obligations of the Company under this Plan and the prompt payment of all benefits payable under this Plan.

BROAN MFG. CO., INC.            AUBREY MANUFACTURING,INC.
By: /s/ Richard J. Harris       By: /s/ Richard J.Harris
   Vice President and Treasurer     Vice President and Treasurer


JENSEN INDUSTRIES, INC.         RANGAIRE, INC.
By: /s/ Richard J. Harris       By: /s/ Richard J. Harris
   Vice President and Treasurer     Vice President and Treasurer


M&S SYSTEMS, INC.               LINEAR CORPORATION
By: /s/ Richard J. Harris       By: /s/ Richard J. Harris
   Vice President and Treasurer     Vice President and Treasurer


MOORE-O-MATIC, INC.             NORDYNE INC.
By: /s/ Richard J. Harris       By: /s/ Richard J. Harris
   Vice President and Treasurer     Vice President and Treasurer


MAMMOTH, INC.                   GOVERNAIR CORPORATION
By: /s/ Richard J. Harris       By: /s/ Richard J. Harris
   Vice President and Treasurer     Vice President and Treasurer


TEMTROL, INC.                   UNIVERSAL-RUNDLE
                                CORPORATION
By: /s/ Richard J. Harris       By: /s/ Richard J. Harris
   Vice President and Treasurer     Vice President and Treasurer


                     SCHEDULE A



  For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if and when:

   (a)   The Company ceases to be a publicly-owned corporation having at least 500 stockholders; or

         (b)   there occurs any event or series of events that would be

required to be reported in response to Item 1(a) of a Form 8-K filed under the Securities Exchange Act of 1934 (the "Exchange Act"); or

         (c)   the Company executes an agreement of acquisition, merger, or consolidation which contemplates that after the effective date provided for in the agreement, all or substantially all of the business and/or assets of the Company will be controlled by another corporation or other entity; provided,

however, that for purposes of this paragraph (c), (i) if such an agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change in Control shall not be deemed to have taken place unless and until such approval is secured and, (ii) if the voting shareholders of such other corporation or entity shall, immediately after such effective date, be substantially the same as the voting shareholders of the Company immediately prior to such effective date, the execution of such agreement shall not, by itself, constitute a "Change in Control"; or

        (d) any Person (excluding a Participant) becomes the beneficial owner

(as defined in Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the Common Stock (excluding Special Common Stock) of the Company; or

         (e)   during any period of 24 consecutive months, commencing after the effective date of this Plan, individuals who at the beginning of such

24-month period were directors of the Company shall cease to constitute at least a majority of the Company's Board of Directors, unless the election of each irector who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of (i) the directors then in office who were directors at the beginning of the 24-month period, or (ii) the directors specified in clause (i) plus directors whose election has been so approved by directors specified in clause (i).



     For the purposes of this Plan, "Person" shall have the same meaning used in Sections 13(d) or 14(d)(2) of the Securities Exchange Act of 1934.






                     SCHEDULE B



Participants:     Applicable Percentage     Effective Date of Participant

Richard L. Bready        50%                     1/1/96

Almon C. Hall            50%                     1/1/96

Richard J. Harris        50%                     1/1/96





                    SCHEDULE C



Participants:      Applicable Percentage     Effective Date of Participant

Kevin W. Donnelly          30%                     1/1/96

Siegfried Molnar           30%                     1/1/96

Dennis R. Olson            30%                     1/1/96

Kenneth J. Ortman          30%                     1/1/96








                           SCHEDULE D



Actuarial Assumptions:

Mortality:     Blended GAM-1983
Interest:      30-year treasury rate for the month of October of the calendar year prior to the calendar year in which the calculation is being made





Early Retirement Reduction Factors:

               Early Retirement Factors  (1)
               Nortek Inc. Retirement Plan Applicable to all subsidiaries Employee Age:
Years
      55     56     57     58     59     60     61     62     63     64
Months
0   0.5000 0.5333 0.5667 0.6000 0.6333 0.6667 0.7333 0.8000 0.8667 0.9333

1   0.5028 0.5361 0.5694 0.6028 0.6361 0.6722 0.7389 0.8056 0.8722 0.9389

2   0.5056 0.5389 0.5722 0.6056 0.6389 0.6778 0.7444 0.8111 0.8778 0.9444

3   0.5083 0.5417 0.5750 0.6083 0.6417 0.6833 0.7500 0.8167 0.8833 0.9500

4   0.5111 0.5444 0.5778 0.6111 0.6444 0.6889 0.7556 0.8222 0.8889 0.9556

5   0.5139 0.5472 0.5806 0.6139 0.6472 0.6944 0.7611 0.8278 0.8944 0.9611

6   0.5167 0.5500 0.5833 0.6167 0.6500 0.7000 0.7667 0.8333 0.9000 0.9667

7   0.5194 0.5528 0.5861 0.6194 0.6528 0.7056 0.7722 0.8389 0.9056 0.9722

8   0.5222 0.5556 0.5889 0.6222 0.6556 0.7111 0.7778 0.8444 0.9111 0.9778

9   0.5250 0.5583 0.5917 0.6250 0.6583 0.7167 0.7833 0.8500 0.9167 0.9833

10  0.5278 0.5611 0.5944 0.6278 0.6611 0.7222 0.7889 0.8556 0.9222 0.9889

11  0.5306 0.5639 0.5972 0.6306 0.6639 0.7278 0.7944 0.8611 0.9278 0.9944



(1) Based on current plan provisions applied to life annuity payable at age 65.